                                   EXHIBIT 16

            LETTER WITH REGARD TO THE CHANGE IN CERTIFYING ACCOUNTANT



September 22, 2004



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


RE:  K-Fed Bancorp


We have read Item 4.01 of Form 8-K dated September 22, 2004 of K-Fed Bancorp, and are in agreement with the statements contained in the first and second paragraphs therein. We have no basis to agree or disagree with the statements in the third paragraph.


Very truly yours,

/s/ McGladrey and Pullen, LLP


McGladrey & Pullen, LLP